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                          ASSET PURCHASE AGREEMENT

                                by and among

                          TIME WARNER TELECOM INC.

                                    and

                       GST TELECOMMUNICATIONS, INC.,

                               GST USA, INC.,

                       and other parties named herein



                       Dated as of September 11, 2000




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                                TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE I
                        PURCHASE AND SALE OF ASSETS

Section 1.01      Purchase and Sale of Assets
Section 1.02      Excluded Assets
Section 1.03      Assumed Liabilities
Section 1.04      Excluded Liabilities
Section 1.05      Purchase Price

                                 ARTICLE II
                                THE CLOSING

Section 2.01      Closing
Section 2.02      Consideration

Section 2.03      Acquisition Subsidiaries
Section 2.04      Purchase Price Allocation

                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Section 3.01      Organization

Section 3.02      Authority Relative to this Agreement
Section 3.03      Governmental Consents and Approvals
Section 3.04      No Violations
Section 3.05      Financial Statements
Section 3.06      Absence of Certain Changes
Section 3.07      Litigation
Section 3.08      No Default
Section 3.09      No Violation of Law
Section 3.10      FCC/State PUC Matters
Section 3.11      Environmental Matters
Section 3.12      Employee Benefits; Labor Matters
Section 3.13      Real Property
Section 3.14      Title to and Use of Property
Section 3.15      Non-Competition Agreements
Section 3.16      Brokers
Section 3.17      Contracts
Section 3.18      Intellectual Property
Section 3.19      Network Facilities
Section 3.20      Tangible Property
Section 3.21      Board Approval and Recommendation


                                 ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.01      Organization

Section 4.02      Authority Relative to This Agreement
Section 4.03      No Violations
Section 4.04      Consents and Approvals
Section 4.05      Brokers

                                                                       Page

Section 4.06      Financing
Section 4.07      Investment Experience

                                 ARTICLE V
                                 COVENANTS

Section 5.01 Conduct of Business by the Sellers Pending the Closing
Section 5.02      Access and Information
Section 5.03      Cure of Defaults
Section 5.04      Surveys
Section 5.05      Filings; Other Action
Section 5.06      Communications Licenses
Section 5.07      FCC Applications/State PUC Applications
Section 5.08      Public Announcements
Section 5.09      Bankruptcy Actions
Section 5.10      Tax Returns and Filings; Payment of Taxes
Section 5.11      Sellers' Use of GST's Name
Section 5.12      Tax Matters
Section 5.13      Employment Matters
Section 5.14      Additional Matters
Section 5.15      Hawaii Assets


                                 ARTICLE VI
                     ADDITIONAL POST-CLOSING COVENANTS

Section 6.01      Further Assurances
Section 6.02      Books and Records; Personnel
Section 6.03      Third Party Rights
Section 6.04      Employee Withholding
Section 6.05      Continued Cooperation
Section 6.06      Transitional Services
Section 6.07      Undisclosed Contracts
Section 6.08      Maintenance of Cable Sheath


                                ARTICLE VII
                            CONDITIONS PRECEDENT

Section 7.01      Conditions Precedent to Obligations of the
                         Sellers and the Purchaser

Section 7.02      Conditions Precedent to Obligation of the
                  Sellers

Section 7.03      Conditions Precedent to Obligation of the
                  Purchaser

                                                                       Page

                                ARTICLE VIII
                     TERMINATION, AMENDMENT AND WAIVER

Section 8.01      Termination by Mutual Consent
Section 8.02      Termination by Either the Purchaser or the
                  Sellers
Section 8.03      Termination by the Sellers
Section 8.04      Termination by the Purchaser
Section 8.05      Effect of Termination and Abandonment
Section 8.06      Termination Fee

                                 ARTICLE IX
                           DELIVERIES AT CLOSING

Section 9.01      Sellers' Deliveries at Closing
Section 9.02      Purchaser's Deliveries at Closing
Section 9.03      Required Documents

                                 ARTICLE X
                              INDEMNIFICATION

Section 10.01     Indemnification by Purchaser
Section 10.02     Losses Net of Insurance, Etc.
Section 10.03     Termination of Indemnification
Section 10.04     Indemnification Procedures
Section 10.05     Indemnity Payments

                                 ARTICLE XI
                             GENERAL PROVISIONS

Section 11.01     Notices
Section 11.02     Descriptive Headings
Section 11.03     Entire Agreement; Assignment
Section 11.04     Governing Law
Section 11.05     Venue and Retention of Jurisdiction
Section 11.06     Expenses
Section 11.07     Amendment
Section 11.08     Waiver
Section 11.09     Counterparts; Effectiveness
Section 11.10     Severability; Validity; Parties in Interest
Section 11.11     Enforcement of Agreement
Section 11.12 Non-survival of Representations, Warranties and Agreements
Section 11.13     No Other Representations

                                                                       Page

                                ARTICLE XII
                                DEFINITIONS

Section 12.01     Defined Terms

                                                                EXHIBIT 2.1


                          ASSET PURCHASE AGREEMENT


                              ASSET PURCHASE AGREEMENT, dated as of
                         September 11, 2000 (the "Agreement"), by and among TIME WARNER TELECOM INC., a Delaware corporation (the "Purchaser"), GST TELECOMMUNICATIONS, INC., a Canadian corporation ("GST"), GST USA, INC., a Delaware corporation ("GST USA"), and the other parties identified on Exhibit A attached hereto (together with GST and GST USA, the "Sellers"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in
                         Article XII.

          WHEREAS, GST, through GST USA and its subsidiaries, is engaged in the business of providing telecommunications products and services, including local dial tone, long distance, Internet data transmission, private line services, Internet access services and telephone access services (the "Business");

          WHEREAS, each Seller has filed a voluntary petition (the "Petitions") for relief commencing a case (collectively, the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. sections 101 et seq. (the "Bankruptcy Code") in the United States District Court for the District of Delaware (the "Bankruptcy Court"); and


          WHEREAS, the Purchaser desires to purchase and obtain the assignment from the Sellers, and the Sellers desire to sell, convey, assign, and transfer to the Purchaser, substantially all of the assets and properties of the Sellers relating to the Business, together with certain obligations and liabilities relating thereto, all in the manner and subject to the terms and conditions set forth herein and in accordance with sections 105, 363, and 365 of the Bankruptcy Code (the "Contemplated Transactions").

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                 ARTICLE I

                        PURCHASE AND SALE OF ASSETS

          SECTION 1.01. Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey, and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Sellers, all of the Sellers' rights, title, and interests in and to the Business, including, without limitation, in and to all the assets, properties, rights, contractual rights of the Sellers, and claims of the Sellers related to the Business (except as expressly excluded under Section 1.2), wherever located, whether tangible or intangible, as the same shall exist at the Closing (such rights, title, and interests in and to all such assets, properties, rights, contracts, and claims being collectively referred to herein as the "Assets"), free and clear of all interests in property as set forth in section 363 of the Bankruptcy Code (collectively, "Encumbrances"), in each case other than Permitted Encumbrances. The Assets shall include, without limitation, all of the Sellers' rights, title, and interests in and to the assets, properties, rights, contracts, and claims described in clauses (a) through (s) below, but shall specifically exclude those assets, properties, rights, contracts, and claims set forth in Section 1.2:

          (a) all furnishings, furniture, fixtures, office supplies, vehicles, equipment, computers, and other tangible property, including, without limitation, the assets identified on the following lists and other materials that have been provided by Sellers to the Purchaser (except to the degree that the lists and materials include Excluded Assets):

               (i) assets contained in Sellers' Telecom Business Solutions
          (TBS) database, including network equipment and equipment located at customers' premises;

               (ii) routers and ethernet switches that comprise Sellers' Internet Protocol network;

               (iii) access nodes;

               (iv) inventory at Sellers' Rialto, California, warehouse and other locations;

               (v) maps of Sellers' network;




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                                                                          3

               (vi) book entitled "GST Telecom Local Fiber Ring
          Utilization;"

               (vii) computers and associated hardware;

               (viii) ATM switches;

               (ix) SS7 network; and

               (x) long-haul regeneration sites.

          (b) all Network Facilities and Customer Access Rights;

          (c) all accounts receivable and related deposits, security, or collateral therefor, including recoverable customer deposits and receivables among the Sellers (collectively, the "Trade Receivables");

          (d) the Intellectual Property, the rights to sue for, and remedies against, past, present, and future infringements thereof, and the rights of priority and protection of interests therein under applicable laws;

          (e) all copies of marketing brochures and materials and other printed or written materials in any form or medium relating to the Sellers' ownership or operation of the Business that the Sellers are not required by law to retain and duplicates of any such materials that the Sellers are required by law to retain;

          (f) all rights under all warranties, representations, and guarantees made by suppliers, manufacturers, and contractors in connection with the operation of the Business;

          (g) all Permits held by any of the Sellers (or, to the extent any such Permits are not freely transferable by the holder of such Permits, all right, title and interest of Sellers in such Permits to the full extent such right, title and interest may be transferred);

          (h) all contracts and contract rights, including leases and subleases listed in Section 1.1(h) of the Seller Disclosure Letter, and all Customer Contracts that are not listed on Section 1.2(f) of the Seller Disclosure Letter (herein the "Assumed Customer Contracts"), in each case with such modifications as are requested by Purchaser on or prior to the Closing (all such contracts, including the Assumed Customer



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                                                                          4

     Contracts, being referred to as the "Assumed Contracts");

          (i) all Communications Licenses (or, to the extent any such Communication Licenses are not freely transferable by the holder of such Communication Licenses, all right, title and interest of Sellers in such Communication Licenses to the full extent such right, title and interest may be transferred);

          (j) all carrier or other codes used or useful in the operation of the Business, including, but not limited to, all NXXs obtained by the Sellers, exchange carrier, ACNA, RISD, OCN, NECA, and carrier identification codes; (or, to the extent any such codes are not freely transferable by the holder of such codes, all right, title and interest of Sellers in such codes to the full extent such right, title and interest may be transferred);

          (k) all books and records of the Business, including, without limitation, data processing records, employment and personnel records, customer lists, files and records, advertising and marketing data and records, credit records, records relating to suppliers, and other data;

          (l) all credits, prepaid expenses, deferred charges, advance payments, security deposits, and prepaid items (and, in each case, security interests from third parties relating thereto);

          (m) all goodwill relating to the Assets and the Business;

          (n) all computer software programs and databases used by the Sellers, whether owned, licensed, leased, or internally developed (in each case, subject to applicable restrictions);

          (o) all telephone numbers and electronic mail addresses used by the Sellers in the conduct of the Business;

          (p) ownership of twelve (12) working dark fibers to be specifically identified to Purchaser on Sellers' Inter-Island Network from Kauai, (Wailua Golf Course) to Oahu (Makaha) to Oahu (Keawaula) and Oahu (Sandy Beach), to Maui (Mokapu), and from Maui to Hawaii (Spencer Beach), including ownership of the associated cable sheath; rights to access the GTE manholes and splice boxes at Wailua, Sandy Beach, Mokapu and Spencer Beach (which access may be shared with the Sellers or the Hawaii Owners (as defined in Section 6.8)), including rights to splice into the fibers at such manholes; rights to access the AT&T manhole and splice box and cablehead at Makaha, including one-half of Sellers' rack space therein, access to at least 150 amps of DC power and access to AC power; and rights to the AT&T cablehead at Keawaula including at least one- half of the space in Sellers' collocation cage with access to at least 150 amps of DC power and access to AC power and the right to physically partition the cage (all such fibers and rights being referred to as the "Hawaii Assets");

          (q) those items described in Section 1.1(q) of the Seller Disclosure Letter;

          (r) all rights of the Sellers to co-locate with other carriers, whether or not included in Section 1.1(h) of the Seller Disclosure Letter; and

          (s) all rights of any of the Sellers in respect of investments in Cleardata.com.

          SECTION 1.02. Excluded Assets. The following assets, properties, and rights (the "Excluded Assets") are not included in the Assets and shall be retained by the Sellers:

          (a)(i) capital stock of the Sellers or any direct or indirect subsidiary of the Sellers;

          (b) any contract (including any lease or sublease) not set forth in Section 1.1(h) of the Seller Disclosure Letter, as may be modified in accordance herewith;

          (c) all cash and cash equivalents of the Sellers;

          (d) any claims, rights or causes of action arising under sections 544 through 553, inclusive, of the Bankruptcy Code;

          (e) all assets and properties located outside of the United
     States; and

          (f) any other asset, property, right, contract or claim
     (including, without limitation certain assets located in Hawaii) set forth in Section 1.2(f) of the


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                                                                          6

     Seller Disclosure Letter, with such additions as are requested by Purchaser on or prior to Closing.

          SECTION 1.03. Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume and/or accept assignment from the Sellers and thereafter pay, perform, or discharge in accordance with their terms, only the following obligations of Sellers (the "Assumed Liabilities"):

          (a)(i) the obligations of the Sellers under the Assumed Contracts that, by the terms of such Assumed Contracts, arise after Closing, relate to periods following the Closing and are to be observed, paid, discharged, or performed, as the case may be, in each case at any time after the Closing Date; (ii) all cure amounts payable in order to effectuate, pursuant to the Bankruptcy Code, the assumption by and assignment to the Purchaser of Assumed Contracts, including unexpired leases, assigned to the Purchaser under the Sale Order ("Cure Amounts"); provided, however, that to the extent that any Cure Amounts are paid by any person or entity (including any Seller) which is not the Purchaser or any of its affiliates prior to the Closing ("Pre-Closing Cure Amounts"), subject to Section 8.4(d), the Purchase Price payable at Closing shall be increased by the total amount of any such Pre-Closing Cure Amounts paid; and (iii) obligations under any Assumed Customer Contracts in respect of any credit, prepayment or refund balances as of Closing, in each case to the extent such balance is not included in the calculation of Cure Amounts ("Customer Credit Amounts");

          (b) liabilities under Section 4980B of the Code or similar state law ("COBRA") as set forth in Section 5.13(e);

          (c) the obligation to pay any fees, including, but not limited to, any Transaction Fee (as defined in the engagement letter between the Sellers and Houlihan Lokey Howard & Zukin Capital, a true and complete copy of which has been delivered to Purchaser) that are or become payable to Houlihan Lokey Howard & Zukin Capital pursuant to such engagement letter as a result of the consummation of the Contemplated Transactions, as determined not less than two Business Days prior to the Closing Date (the "HLHZ Payment Obligation") without the need for any or further approval by the Bankruptcy Court; and


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                                                                          7

          (d) all of the unpaid post-Petition administrative expenses constituting allowed fees and expenses of lawyers, accountants and other professionals retained by the Sellers up to an aggregate amount of $3,000,000 (the "Post-Petition Administrative Expenses").

          SECTION 1.04. Excluded Liabilities. Notwithstanding anything to the contrary contained herein, the Purchaser shall not assume, or in any way be liable or responsible for, any liabilities, commitments, or obligations of the Sellers except for the Assumed Liabilities. Without limiting the generality of the foregoing, the Purchaser shall not assume, and the Sellers shall remain responsible for the following (the "Excluded Liabilities"): (a) subject to Section 1.3(a), any liabilities or obligations (whether absolute, contingent, or otherwise) which accrue with respect to, arising out of, or related to, the Assets on or prior to the Closing Date, including, without limitation, (i) any liability or obligation of any Seller or any of its employees, directors, officers, affiliates, or agents arising out of, relating to, or caused by (whether directly or indirectly), the Sellers' ownership, possession, interest in, use or control of the Assets and (ii) any liability or obligation described on Section 1.4 of the Seller Disclosure Letter; (b) any liability or obligation of the Sellers for any Taxes of any kind accrued for, applicable to or arising from any period (or portion thereof) ending on or prior to the Closing Date, including any Transfer Taxes to the extent not exempt pursuant to section 1146 of the Bankruptcy Code; and (c) except as provided in Section 5.13(e) with respect to COBRA, any liability or obligation in respect of any agreement, plan or policy relating to employees or employment matters, including, without limitation, any Seller Plan, consulting, severance, change in control or similar agreements.

          SECTION 1.05. Purchase Price. The consideration for the Assets shall be (i) $640,000,000 plus the amount, if any, by which the Cap exceeds the Actual Assumed Expenses (the "Purchase Price") and (ii) the assumption of the Assumed Liabilities; provided that the Purchase Price may be increased pursuant to Section 1.3(a)(ii) and decreased pursuant to Section 8.4(d). Upon execution and delivery of this Agreement, the Purchaser shall pay to the Sellers by wire transfer of immediately available funds to the account or accounts designated by the Sellers a deposit in an amount equal to $10,000,000 (together with any accrued interest thereon, collectively, the "Deposit"). The parties agree that the Deposit shall be refunded to the Purchaser if this Agreement is terminated pursuant to Section 8.1, 8.2 or 8.4;

otherwise the Deposit shall be nonrefundable. At the Closing, the Deposit shall be applied toward payment of the cash portion of the Purchase Price and the remaining Purchase Price shall be payable at the Closing in the manner provided in Section 2.2.

                                 ARTICLE II

                                THE CLOSING

          SECTION 2.01. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the New York offices of Paul, Weiss, Rifkind, Wharton & Garrison at 10:00 a.m. on the second Business Day after the conditions set forth in Article VII shall have been satisfied or waived or at such other time, date and place as shall be fixed by agreement among the parties (the date of the Closing being herein referred to as the "Closing Date").

          SECTION 2.02. Consideration. Subject to the terms and conditions hereof, at the Closing, the Purchaser shall:

          (a) pay to the Sellers, by wire transfer of immediately available funds to an account or accounts specified in writing not less than three Business Days prior to the Closing by the Sellers, the Purchase Price less the Deposit; and

          (b) assume the Assumed Liabilities pursuant to a duly executed Assignment and Assumption Agreement, in customary form mutually agreeable to the parties.

          SECTION 2.03. Acquisition Subsidiaries. On or before the Closing Date, the Purchaser may designate (by written notice to the Sellers) one or more of its subsidiaries (each an "Acquisition Subsidiary") to receive all or part of the Assets and to assume the Assumed Liabilities; provided, however, that such designation shall not obviate the Purchaser's obligations hereunder.

          SECTION 2.04. Purchase Price Allocation. Prior to the Closing, the Purchaser and the Sellers shall agree as to the allocation of the total purchase price pursuant to Section 1060 of the Code and the regulations thereunder. The Purchaser and the Sellers agree to use such allocation in filing all required forms under Section 1060 of the Code (as defined herein), and all other Tax Returns (as defined herein), and the Purchaser and the Sellers further agree that they shall not take any position inconsistent with such allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation. The Purchaser and the Sellers further agree that the payment to Sellers contemplated by Section 2.2(a) may be made to a single Seller that is designated by GST in writing (delivered to Purchaser on or before the third Business Day prior to Closing) as being authorized to act as agent for all of the Sellers, whereupon each Seller shall be deemed to have received the purchase price allocable to the Assets owned by such Seller in accordance with the allocation determination under this Section 2.4.

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Purchaser specifically acknowledges and agrees to the following with respect to the representations and warranties of the
Sellers:

          A. The Purchaser will not have any recourse to any Seller or to any of the officers or directors of any Seller in the event any of the representations and warranties made herein or deemed made are untrue as at any time of expression thereof. The only remedy for a breach of such representations and warranties shall be the Purchaser's option, under certain circumstances, not to close in accordance with and subject to the limitations in Sections 7.1, 7.3 and 8.4 hereof and, without limiting the foregoing, the Purchaser shall have no remedy whatsoever for any such breach after the Closing.

          B. The Purchaser has conducted its own due diligence investigations of the Business or has waived its right to conduct such due diligence.

          C. If information provided in any Section of the schedule delivered by the Sellers to the Purchaser by separate letter dated as of the date hereof and made a part hereof (which schedule contains appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "Seller Disclosure Letter") is applicable to any other Sections, then such information shall be deemed to have been provided with respect to all such Sections.

          D. Except when the context otherwise requires, Sellers make no representations or warranties in this Article III with respect to Excluded Assets.

          Except as otherwise disclosed to the Purchaser in the Seller Disclosure Letter, each of the Sellers, jointly and severally, represent and warrant to the Purchaser as follows:

          SECTION 3.01. Organization. Except as set forth in Section 3.1 of the Seller Disclosure Letter, each Seller is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, use, and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted except where the failure to be so validly existing and in good standing would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect. Each Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Seller Material Adverse Effect.

          SECTION 3.02. Authority Relative to this Agreement. Except as set forth in Section 3.2 of the Seller Disclosure Letter, each of the Sellers has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by each of the Sellers and the consummation by each of the Sellers of the Contemplated Transactions have been duly authorized by all requisite corporate actions. Subject to the entry and effectiveness of the Sale Order, this Agreement has been duly and validly executed and delivered by each of the Sellers and (assuming this Agreement constitutes a valid and binding obligation of the Purchaser) constitutes a valid and binding agreement of each of the Sellers, enforceable against each of the Sellers in accordance with its terms.

          SECTION 3.03. Governmental Consents and Approvals. No material consent, approval, authorization of, declaration, filing, or registration with, any United States federal or state government or regulatory authority, is required to be made or obtained by any of the Sellers in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except (a) for consents, approvals, authorizations of, declarations, or filings with, the Bankruptcy Court, (b) for the filing of a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and


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                                                                         11

the expiration or earlier termination of the applicable waiting period thereunder, (c) for Regulatory Approvals, and (d) for consents, approvals, authorizations, declarations, or rulings identified in Section 3.3 of the Seller Disclosure Letter. The items referred to in clauses (a) through (d) of this Section 3.3 are hereinafter referred to as the "Governmental Requirements."

          SECTION 3.04. No Violations. Assuming that the Governmental Requirements will be satisfied, made, or obtained and will remain in full force and effect, and assuming receipt of the consents, approvals and authorization of the Persons listed in Section 3.4 of the Seller Disclosure Letter (the "Required Contractual Consents"), neither the execution, delivery, or performance of this Agreement by any Seller, nor the consummation by any Seller of the Contemplated Transactions, nor compliance by any Seller with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the articles of incorporation or bylaws of any Seller, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which any Seller is a party or by which Seller's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to any Seller or to any Seller's properties or assets or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any asset of a Seller, except in each case for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that (i) would not individually or in the aggregate have a Seller Material Adverse Effect, (ii) are excused by or unenforceable as a result of the filing of the Petitions or the applicability of any provision of or any applicable law of the Bankruptcy Code, or (iii) are set forth in Section 3.4 of the Seller Disclosure Letter.

          SECTION 3.05. Financial Statements. The audited financial statements of GST included in GST's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the unaudited financial statements of GST included in GST's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 have been prepared from, and are in accordance with, the books and records of GST and its subsidiaries,


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                                                                         12

comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position and the consolidated results of operations and cash flows of GST and its subsidiaries at the dates and for the periods covered thereby.

          SECTION 3.06. Absence of Certain Changes. Except (a) as set forth in Section 3.6 of the Seller Disclosure Letter, (b) for the commencement or pendency of the Chapter 11 Case and (c) for orders, writs, injunctions, decrees, statutes, rules, or regulations of general applicability to the Business, since June 30, 2000, (x) there has been no event or condition that has had (or is reasonably likely to result in) a Seller Material Adverse Effect and (y) none of the Sellers has taken any action that, if taken after the date hereof, would violate Section 5.1.

          SECTION 3.07. Litigation. Except for the Chapter 11 Case and except as set forth in Section 3.7 of the Seller Disclosure Letter, there is no suit, action, proceeding, or investigation (whether at law or equity, before or by any federal, state, or foreign commission, court, tribunal, board, agency, or instrumentality, or before any arbitrator) pending or, to any of the Sellers' knowledge, threatened against or affecting any Seller, the outcome of which would be reasonably likely, individually or in the aggregate, to have a Seller Material Adverse Effect, nor is there any judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against any Seller that would be reasonably likely to have a Seller Material Adverse Effect.

          SECTION 3.08. No Default. Except as set forth in Section 3.8 of the Seller Disclosure Letter and except to the extent forever excused by or unenforceable as a result of the commencement or pendency of the Chapter 11 Case or the application of any provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Purchaser and its successors and assigns following Closing), no Seller is in violation, breach of, or default under (and no event has occurred that with notice or the lapse of time would constitute a violation, breach of, or a default under) any term, condition, or provision of (a) its articles of incorporation or bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment, or other instrument, or obligation to which such Seller is a party or by which such Seller's properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule, or regulation applicable to such Seller or to such Seller's properties or assets, or (d) any permit, license, governmental authorization, consent, or approval necessary for such Seller to conduct its business as currently conducted, except in each case for breaches, defaults, or violations that result from the filing of the Petitions or non-payment of amounts owed prior to the filing of the Petitions, but only to the extent cured in all respects upon payment of the Cure Amounts on or prior to Closing, and except as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect.

          SECTION 3.09. No Violation of Law. Except as disclosed in Section
3.9 of the Seller Disclosure Letter and except to the extent excused by or unenforceable as a result of the commencement or pendency of the Chapter 11 Case or the application of any provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Purchaser and its successors and assigns following Closing), no Seller is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance, or regulation) of any governmental or regulatory body, any insurance company or fire rating agency, or any other similar board, organization or authority except for such violations, notices, or changes that would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect. Except as disclosed in Section 3.9 of the Seller Disclosure Letter or except as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect and except for the Chapter 11 Case, no investigation or review by any governmental or regulatory body or authority is pending or, to the best knowledge of each Seller, threatened, nor has any governmental or regulatory body or authority indicated to any Seller an intention to conduct the same.

          SECTION 3.10. FCC/State PUC Matters. (a) Except as set forth on
Section 3.3 of the Seller Disclosure Letter, each Seller has obtained all licenses, permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations from the appropriate governmental authority in each applicable jurisdiction including, without limitation, state and local public service and public utilities commissions ("State PUCs") (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "State Licenses") and holds all licenses, permits, certificates, franchises, registrations, and other authorizations issued by the FCC (together with any renewals, extensions or modifications thereof and any additions thereto made as of the Closing Date, the "FCC Licenses") that are required for the conduct of its businesses as presently conducted, and for the operation and holding of the Assets, except where failure to hold such State Licenses, FCC Licenses or Communication Licenses would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect. All of the FCC Licenses and the State Licenses (collectively, the "Communications Licenses") are set forth in Section 3.10(a) of the Seller Disclosure Letter.

          (b) Other than Communications Licenses the loss of which would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect and except to the extent excused by or unenforceable as a result of the commencement or pendency of the Chapter 11 Case or the application of any provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Purchaser and its successors and assigns following Closing), each of the Communications Licenses was duly issued, is valid and in full force and effect, has not been suspended, canceled, revoked, or modified in any adverse manner other than in a manner which is immaterial, and is not subject to conditions or requirements that are not generally imposed on such authorizations.

          (c)(i) Each holder of a Communications License has operated in all material respects in compliance with all terms thereof; and (ii) each holder of a Communications License is in all material respects in compliance with, and the conduct of its businesses have been and are in compliance with, the Communications Act and any applicable state or local regulations, and each such holder has filed all registrations and reports and paid all required fees, including any renewal applications, required by the Communications Act or any applicable state or local regulations. Except as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect and except to the extent excused by or unenforceable as a result of the commencement or pendency of the Chapter 11 Case or the application of any provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Purchaser and its successors and assigns following Closing), (x) there is no pending or, to the knowledge of the Sellers after due inquiry, threatened action by or before the FCC or any State PUC to revoke, cancel, suspend, modify, or refuse to renew any of the Communications Licenses, and (y) except as set forth in Section 3.10(c)(ii) of the Seller Disclosure Letter, there is not now issued, outstanding or, to the knowledge of the Sellers after due inquiry, threatened any notice by the FCC or any State PUC of violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the Sellers' industry as a whole) relating to the business or operations of any Seller.

          (d) Except as set forth in Section 3.10(d) of the Seller Disclosure Letter or as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect and except to the extent excused by or unenforceable as a result of the commencement or pendency of the Chapter 11 Case or the application of any provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Purchaser and its successors and assigns following Closing), no event has occurred which permits the revocation or termination of any of the Communications Licenses or the imposition of any restriction thereon, or that would prevent any of the Communications Licenses from being renewed on a routine basis or in the ordinary course. There are no facts that would disqualify any of the Sellers, under either the Communications Act or any applicable state or local regulations, as an assignor in connection with any Regulatory Approvals.

          SECTION 3.11. Environmental Matters. Except as set forth in
Section 3.11 of the Seller Disclosure Letter and except as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect, (a) each Seller has all permits required by or under all federal, state, and local laws governing the pollution or protection of the environment ("Environmental Laws") and is, and for the past 12 months has been, in compliance with such permits and is otherwise in compliance with all applicable Environmental Laws, (b) neither GST nor any Seller has received any written notice not subsequently resolved with respect to the business of, or any property owned or leased by the Sellers from any governmental entity or third party alleging that any the Sellers or any aspect of the Business is not in compliance with any Environmental Law and no such condition of non- compliance exists, (c) there has been no release of a hazardous substance, as these terms are defined under Environmental Laws, in excess of a reportable quantity on any real property that is used in the Business and (d) there is no obligation under Environmental Laws to perform remedial action relating to any release of a hazardous substance, waste, pollutant or contaminant.

          SECTION 3.12. Employee Benefits; Labor Matters. (a) Section 3.12(a) of the Seller Disclosure Letter contains a true and complete list of each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is sponsored, maintained, or contributed to or required to be contributed to by any Seller or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with any Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Seller or an ERISA Affiliate is party, for the benefit of any employee of Sellers engaged in the Business (individually, a "Seller Plan," and collectively, the "Seller Plans"). The Purchaser is not assuming and shall have no liability in connection with any Seller Plan.

          (b) No Seller Plan is (i) subject to Title IV of ERISA; (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code or (iv) subject to the minimum funding standards of ERISA Section 302 or Code Section 412. Further, neither Sellers nor any ERISA Affiliate have ever contributed to or been obligated to contribute to a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

          (c) Except as set forth in Section 3.12(c) of the Seller Disclosure Letter, Seller and each ERISA Affiliate are in material compliance with, and each Seller Plan has been operated in accordance with, the provisions of such Seller Plan, and Seller and each ERISA Affiliate are in material compliance with ERISA, the Code and all legal requirements governing each such Seller Plan, including but not limited to rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Department of the Treasury pursuant to the provisions of ERISA and the Code.

          (d) None of the Sellers nor any ERISA Affiliate is a party to any collective bargaining agreements and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent, any employee of the Sellers.

          (e) Except as set forth in Section 3.12(e) of Seller Disclosure Letter, no Seller has, with respect to employees engaged in the Business, violated any provision of federal or state law or any governmental rule or regulation, or any order, decree, judgment arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the person rights of employees, former employees or prospective employees.

          (f) There are no pending claims or lawsuits by, against, or relating to any Seller Plan that would, if successful, result in liability of Sellers, any ERISA Affiliate or the Purchaser, and no claims or lawsuits have been asserted, instituted or, to the knowledge of Sellers, threatened in writing by, against, or relating to any Seller Plan, against the assets of any trust or other funding arrangement under any such Seller Plan, by or against any Seller with respect to any Seller Plan, or by or against the plan administrator or any fiduciary of any Seller Plan, and the Seller does not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Seller Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any Seller Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

          (g) Except as disclosed in Section 3.12(g) of the Seller Disclosure Letter, the Sellers do not have any current liability in respect of post-employment or post- retirement health or medical or life insurance benefits for any former employees or their qualified beneficiaries.

          SECTION 3.13. Real Property. (a) Section 3.13(a) of the Seller Disclosure Letter lists and describes briefly all real property owned by any of the Sellers. With respect to each such parcel of owned real property:

          (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Encumbrance except for Permitted Encumbrances;

          (ii) there are no pending or, to the knowledge of any of the Sellers, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

          (iii) Sellers have delivered to the Purchaser prior to the execution of this Agreement true and complete copies of all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, in the Sellers' possession, with respect to the parcel of real property;

          (iv) except as disclosed in Section 3.13(a)(iv) of the Seller Disclosure Letter, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

          (v) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein; and

          (vi) there are no parties (other than the Sellers) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 3.13(a)(iv) of the Seller Disclosure Letter who are in possession of space to which they are entitled.

          (b) Section 3.13(b) of the Seller Disclosure Letter lists and describes briefly all real property leased or subleased to any of the Sellers, including the date of and parties to each real property lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the leased real property covered thereby. The Sellers have delivered to the Purchaser true, correct, and complete copies of the leases and subleases listed in Section 3.13(b) of the Seller Disclosure Letter (as amended to date). With respect to each lease and sublease listed in Section 3.13(b) of the Seller Disclosure Letter, other than those that expire by their terms prior to Closing or are not Assumed Contracts being assumed by Purchaser and except to the extent excused by or unenforceable as a result of the commencement or pendency of the Chapter 11 Case or the application of any provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Purchaser and its successors and assigns following Closing), the lease or sublease is in full force and effect, and no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder.

          (c) Sellers shall file, and provide Purchaser with copies of, any and all real property transfer tax returns and other similar filings required by law in connection with the Contemplated Transactions and relating to the real property, any part thereof or ownership interest therein, all duly and properly executed and acknowledged by Sellers.

          (d) Each Seller other than GST shall provide Purchaser with an affidavit of an officer of each Seller, sworn to under penalty of perjury, setting forth each Seller's name, address and Federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code. If, on or before the Closing Date, Purchaser shall not have received such affidavit, Purchaser may withhold from the cash payments to Sellers at Closing such sums as are required to be withheld therefrom under Section 1445 of the Code.

          SECTION 3.14. Title to and Use of Property. (a) At the Closing, the Purchaser will acquire all of each Seller's right, title and interest in, to and under all of the Assets, in each case free and clear of any and all Encumbrances (including, without limitation, any and all claims that may arise by reason of the execution, delivery or performance by the Sellers of this Agreement) other than Permitted Encumbrances and with respect to Assumed Contracts, subject to the Purchaser's obligations under
Section 1.3(a)(ii);

          (b) Except for any assets that are Excluded Assets, the Assets include, without limitation, all real property interests and related rights and interests and all personal property of the Sellers, both tangible and intangible, materially necessary to conduct the Business as it is currently conducted by the Sellers and/or any of their subsidiaries, to provide all services currently provided by the Sellers and/or any of their subsidiaries, and none of such Assets are owned by any subsidiaries of GST other than the Sellers. All of the Excluded Assets located outside of the United States are of de minimus value and are not material to the conduct of the Business.

          (c) Except as disclosed in Section 3.3 of the Seller Disclosure Letter, the Sellers have all Permits that are material to the conduct of the Business. All such Permits are listed on Section 3.14(c) of the Seller Disclosure Letter and are in full force and effect. Except as set forth on
Section 3.14(c) of the Seller Disclosure Letter, no material violations are or have been committed in respect of any material Permit and no proceeding is pending or, to the best knowledge of any of the Sellers, threatened to revoke or limit any material Permit.

          SECTION 3.15. Non-Competition Agreements. Except as set forth in
Section 3.15 of the Seller Disclosure Letter, no Seller, nor any officer, director, or key employee of any Seller, is a party to any agreement that purports to restrict or prohibit such Person, directly or indirectly, from engaging in the Business or any business involving telecommunications or any other business currently engaged in by the Sellers, or to the knowledge of the Sellers, by the Purchaser or any corporations affiliated with the Purchaser. Except as set forth in Section 3.15 of the Seller Disclosure Letter, no officer, director, or key employee of a Seller is a party to any agreement, which, by virtue of such person's relationship with such Seller, restricts such Seller from, directly or indirectly, engaging in any of the business described above.

          SECTION 3.16. Brokers. Except as contemplated by Section 3.16 of the Seller Disclosure Letter and other than the HLHZ Payment Obligation, no person is entitled to any brokerage, financial advisory, finder's, or similar fee or commission payable by any Seller in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller.

          SECTION 3.17. Contracts. Section 3.17 of the Seller Disclosure Letter contains a complete and accurate list of all contracts or series of contracts ("Covered Contracts") with a common third party that involve payments by the Sellers in excess of (i) $1,000,000 in the past 12 months or (ii) $3,000,000 to date. True and complete copies of each such written Covered Contract (or written summaries of the terms of any such oral Covered Contract or any oral modification of a written Covered Contract), including any stipulations relating to such Covered Contract, have been heretofore made available to the Purchaser. As of the date of this Agreement, no Seller has received written notice, nor does it otherwise have knowledge, that any party to any contracts, arrangements or understanding (or series of related contracts, arrangements or understandings) of any of the Sellers ("Contracts"), other than Contracts that are Excluded Assets, involving payments or other consideration in excess of (i) $1,000,000 in any 12 month period or (ii) $3,000,000 over the life of the Contract intends to cancel, terminate or refuse to renew such Contract or to exercise or decline to exercise any option or right thereunder and each such Contract is valid and binding upon such parties in accordance with its terms, except (x) as set forth in
Section 3.17 of the Seller Disclosure Letter, (y) to the extent excused by or unenforceable as a result of the commencement or pendency of the Chapter 11 Case or the application of any provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Purchaser and its successors and assigns following Closing) and (z) to the extent that the failure of such Contracts to be valid and binding would not have a Seller Material Adverse Effect.

          SECTION 3.18. Intellectual Property. (a) "Intellectual Property" shall mean all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent used in the conduct of the Business and owned by, licensed to, or otherwise used by the Sellers:

          (i) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

          (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

          (iii) copyright registrations and applications for registration thereof and non-registered copyrights;

          (iv) trade secrets, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, inventions, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection); and

          (v) computer software programs, including, without limitation, all source codes, object codes, and material documentation related thereto (the "Software").

          (b) Intellectual Property Disclosure. Section 3.18(b) of the Seller Disclosure Letter sets forth all United States and foreign patents and patent applications, trademark and service mark registrations and applications, and copyright registrations and applications owned or licensed by any Seller, specifying as to each owned item, as applicable:
(i) the nature of the item, including the title; (ii) the owner of the item; (iii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and
(iv) the issuance, registration, or application numbers and dates.

          (c) Ownership. Except as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect, each Seller will own or have the right to use as of the Closing Date and transfer to the Purchaser, free and clear of any and all Encumbrances, and as of the Closing Date will have the unrestricted right to use, sell, or license, all Intellectual Property used in the conduct of the Business.

          (d) Claims. Except as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect, no Seller has been, during the three (3) years preceding the date hereof, a party to any claim or action, nor, to the knowledge of any Seller, is any claim or action threatened that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property. Except as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect, to the knowledge of any Seller, no third party is infringing upon any Intellectual Property.

          (e) Administration and Enforcement. Except as would not reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect, the Sellers have taken all necessary and desirable action to maintain and protect each item of Intellectual Property owned by the Sellers.

          (f) Software. All Software used in the Business is described in
Section 3.18(f) of the Seller Disclosure Letter. Such Software is held by the Sellers legitimately, is fully and freely transferable to the Purchaser without any third party consent (except as set forth in Section 3.18(f) of the Seller Disclosure Letter), and to the knowledge of any Seller is free from any significant software defect, performs in conformance with its documentation, and does not contain any bugs or viruses or any code or mechanism that may be reasonably likely to materially interfere with the operation of such Software.

          SECTION 3.19. Network Facilities. (a) Section 3.19(a) of the Seller Disclosure Letter describes Sellers' longhaul fiber network and each longhaul segment therein, setting forth, for each longhaul segment, the number of route miles in the segment and the number of fibers and fiber miles available to Sellers; the number of fibers on each route provided by Sellers to third parties through indefeasible right to use ("IRU") or lease agreements; and the number of fibers on each route provided by third parties to Sellers through IRU or lease agreements. Fibers that are "available" to Sellers on Section 3.19(a) of the Seller Disclosure Letter encompasses both fibers that are currently equipped for the transmission of telecommunications services and those that are not yet so equipped (i.e., both "lit" and "dark" fiber).

          (b) Section 3.19(b) of the Seller Disclosure Letter describes accurately Sellers' metropolitan area fiber networks, organized by each metropolitan area, and setting forth, for each metropolitan area, the number of lit and dark fibers owned by Sellers or used by Sellers pursuant to lease or IRU agreements; the number of associated route and fiber miles and number of lit and dark fibers owned by Sellers; and the number of lit and dark fibers in each metropolitan area provided by Sellers to third parties pursuant to lease or IRU agreements.

          (c) Section 3.19(c) of the Seller Disclosure Letter describes the conduit (both completed and under construction) that is either available to Sellers (meaning that it is available for Sellers' own use or provision by Sellers to third parties) or is being provided by Sellers to third parties (or will be provided upon completion) pursuant to IRU agreements, plus the minimum conduit size and the approximate route miles, with such conduits organized by route segment.

          (d) Except to the extent that they can access the Sellers' Customer Base directly through the facilities scheduled in Sections 3.19(a) and 3.19(b) of the Seller Disclosure Letter, the Sellers have all rights necessary to offer telecommunication services to the Sellers' Customer Base on a resale or other basis ("Customer Access Rights") from each incumbent local exchange carrier. Section 3.19(d) of the Seller Disclosure Letter sets forth all of the Customer Access Rights, organized by state.

          (e) All of the facilities listed in Sections 3.19(a) through (c) of the Seller Disclosure Letter that the Sellers represent are owned, or subject to an IRU or other agreement in favor of Sellers as of or after the date of this Agreement or other agreement transferring to each such Seller such facility, shall be known as the "Network Facilities."

          (f) The Sellers have good and marketable title to all of the material Network Facilities that they own pursuant to Sections 3.19(a) through (c) of the Seller Disclosure Letter. Each of the Network Facilities owned by the Sellers: (i) is located on property having good and marketable title or is operating with valid rights of way; (ii) is free and clear of any Encumbrance except for Permitted Encumbrances; (iii) is not subject to any pending lawsuits or administrative actions relating to any such property or right of way; (iv) except as described in Section 3.3 of the Seller Disclosure Letter, has received all approvals of governmental authorities (including franchises, licenses and permits) required in connection with the ownership or operation thereof and has been operated and maintained in accordance with applicable laws, rules and regulations; and (v) is not subject to any lease, sublease, license, concession, or other agreement, written or oral, granting to any party or parties the right of use or occupancy of any portion of any property or right of way.

          (g) Except to the extent excused by or unenforceable as a result of the commencement or pendency of the Chapter 11 Case or the application of any provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Purchaser and its successors and assigns following Closing), each IRU or other agreement permitting a Seller to use Network Facilities is legal, valid and binding on the parties thereto, permits (or, as applicable, will permit) each Seller to use the applicable Network Facilities listed in Sections 3.19(a) through (c) of the Seller Disclosure Letter, and is enforceable in accordance with its terms. Each Seller has an IRU or other agreement permitting it to use all of the Network Facilities that it does not own. Any third party from whom Seller has purchased or acquired possession of, Network Facilities, has been and is in material compliance with, and the conduct of its businesses have been and are in material compliance with, any applicable state or local regulations, and any such third party has filed all material registrations and reports and paid all required fees, including any renewal applications, required by any applicable state or local regulations.

          SECTION 3.20. Tangible Property. The furnishings, furniture, fixtures, office supplies, vehicles, equipment, computers, real property, and other tangible property material to the Business (the "Tangible Property") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use. During the past 12 months there has not been any significant interruption of the operations of the Business due to inadequate maintenance of the Tangible Property.

          SECTION 3.21. Board Approval and Recommendation. The Boards of Directors of the Sellers have determined that an immediate sale and assignment of the Assets pursuant to this Agreement under sections 105, 363 and 365 of the Bankruptcy Code is in the best interests of the Sellers ("Sellers' Boards Determination").

                                ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          Except as otherwise disclosed to the Sellers in a schedule annexed hereto (which schedule contains appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "Purchaser Disclosure Letter"), the Purchaser represents and warrants to the Sellers as follows:

          SECTION 4.01. Organization. The Purchaser is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

          SECTION 4.02. Authority Relative to This Agreement. The Purchaser has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming this Agreement constitutes a valid and binding obligation of the Sellers) constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

          SECTION 4.03. No Violations. Neither the execution, delivery, or performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will (a) except for the Governmental Requirements, require the Purchaser to obtain any consent, approval or action of, or make any filing with or give notice to, any governmental or regulatory body or any other Person, (b) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Purchaser, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract agreement, plan, or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or the Purchaser's properties or assets may be bound or affected,
(d) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Purchaser or the Purchaser's properties or assets, or (e) result in the creation or imposition of any Encumbrance on any asset of the Purchaser, except in the case of clauses (c), (d), and
(e), for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that would individually or in the aggregate not have a material adverse effect on the assets, condition (financial or otherwise) or operations of the Purchaser (a "Purchaser Material Adverse Effect") and except as set forth in Section 4.3 of the Purchaser Disclosure Letter.

          SECTION 4.04. Consents and Approvals. Except for Governmental Requirements, no consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state government or regulatory authority is required to be made or obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

          SECTION 4.05. Brokers. Other than Donaldson, Lufkin & Jenrette and the HLHZ Payment Obligation, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

          SECTION 4.06. Financing. The Purchaser represents that as of the date hereof it has, and on the Closing Date it will have, access to sufficient funds to deliver the Purchase Price to the Sellers.

          SECTION 4.07. Investment Experience. The Purchaser acknowledges that it is able to fend for itself, can bear the risks associated with the Assets and Assumed Liabilities hereunder and is a sophisticated investor capable of evaluating the merits and risks of the Contemplated
Transactions.


                                 ARTICLE V

                                 COVENANTS

          SECTION 5.01. Conduct of Business by the Sellers Pending the Closing. Subject to any obligations as a debtor in possession under the Bankruptcy Code, prior to the Closing Date, each of the Sellers shall use all commercially reasonable efforts to conduct its businesses in the ordinary course consistent with past practice taking into account the filing of the Petitions, including, without limitation, meeting its post-Petition obligations as they become due. Prior to the Closing Date, each of the Sellers shall also use all commercially reasonable efforts to preserve intact its business organizations and relationships with third parties (other than in respect of contracts that expire by their terms prior to Closing) and to keep available the services of its present officers and key employees, subject to the terms of this Agreement; provided, that the foregoing shall not prevent Sellers from rejecting contracts that are not Assumed Contracts being assumed by Purchaser hereunder, so long as such rejection will not interrupt any significant functions of the Business prior to Closing or otherwise prevent an orderly transfer of the Business to Purchaser. Without limiting the generality of the foregoing, and except with respect to immaterial delays, each Seller shall pay when due its obligations to vendors as permitted by the Bankruptcy Code. Except as otherwise contemplated under this Agreement or ordered by the Bankruptcy Court, from the date hereof until the Closing Date, without the prior written consent of the Purchaser, which consent will not be unreasonably withheld or delayed:

          (a) no Seller shall adopt or propose any change in its certificate of incorporation or bylaws, except a change that would not have any adverse effect on the Contemplated Transactions;

          (b) no Seller shall declare, set aside, or pay any dividend or other distribution with respect to any shares of its capital stock, or split, combine, or reclassify any of its capital stock, or repurchase, redeem, or otherwise acquire any shares of its capital stock;

          (c) other than as a result of asset transfers solely among or between the Sellers, no Seller shall merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (d) no Seller shall lease, license, or otherwise surrender, relinquish, encumber, or dispose of any Assets other than the disposition of obsolete or damaged immaterial Assets in the ordinary course of its business (it being expressly understood that, without limiting the foregoing, except as described in Section 5.1(d) of the Seller Disclosure Letter, no Seller shall grant any IRU, sell fiber or conduit or change the terms of any existing IRU, swap or joint construction agreement, absent Purchaser's prior written consent);

          (e) no Seller shall change any method of accounting or accounting practice used by it, except for any change required by GAAP;

          (f) no Seller shall establish or increase the benefits under, or promise to establish, modify or increase the benefits under, any agreement, plan or policy relating to employees or employment matters, including but not limited to any Seller Plan or any consulting, severance, change in control or similar agreements, or otherwise increase the compensation payable to any directors, officers, or employees of such Seller, or establish, adopt or enter into any collective bargaining agreement, except (i) in accordance with existing plans and agreements or consistent with past practice, (ii) for benefits and compensation payable to any directors, officers, or employees of such Seller established, modified or increased after commencement of the Chapter 11 Case in order to retain such directors, officers, or employees through the pendency of the Chapter 11 Case and
     (iii) as set forth in Section 5.1(f) of the Seller Disclosure Letter;

     (g) with respect to Contracts which are Assets, no Seller shall abandon its rights or fail to timely perform its obligations in respect of its existing IRU, swap or joint construction agreements or any other arrangements relating to its network builds;

     (h)  no Seller shall make a Material Decision except as set forth in
          Section 5.1(h) of the Seller Disclosure Letter;

     (i)  no Seller shall agree or commit to do any of the foregoing; and

     (j) except to the extent necessary to comply with the requirements of applicable laws, regulations or Bankruptcy Court orders, no Seller shall (i) take, agree, or commit to take, any action that would make any representation or warranty of the Sellers hereunder materially inaccurate in any respect at, or as of any time prior to, the Closing Date, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect on the Closing Date, or (iii) take, agree, or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions set forth in Article VII not being satisfied.

          SECTION 5.02. Access and Information. Each of the Sellers shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours and without material disruption to the Business throughout the period prior to the Closing Date to all its books, documents, records, properties, plants, and personnel that relate to the Business and, during such period, shall furnish as promptly as practicable to the Purchaser (a) a copy of each report, schedule, and other document filed or received by them pursuant to the requirements of federal or state securities laws and (b) all other information as the Purchaser reasonably may request in furtherance of the Contemplated Transactions; no investigation pursuant to this Section 5.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Contemplated Transactions. Without limiting the foregoing, (i) Purchaser and its representatives shall be given such access in order to conduct interviews, assessments, studies and procedures (including, without limitation, sampling) which Purchaser determines is reasonably necessary to confirm that it will not incur any liabilities, costs or expenses under Environmental Laws as a result of its ownership of the Assets or operation of the Business; and
(ii) Purchaser shall have a right to designate any of Purchaser's employees and representatives as a transition team which may work from Sellers' premises in order to facilitate the orderly transfer of the Business to Purchaser in accordance with the terms of this Agreement. Such transition team shall be given full access to Sellers' management and other employees, including through attendance by such management and employees at meetings with the transition team at Purchaser's headquarters (provided that such attendance does not require more than reasonable travel expenses and does not unreasonably interfere with the operation of the Business). Sellers shall, and shall cause their auditors to, provide all information regarding the Business being purchased hereunder that is required to be included in Purchaser's filings with the SEC in connection with the Contemplated Transactions, including by providing relevant financial statements and work papers.

          SECTION 5.03. Cure of Defaults. Subject to the prior approval of the Bankruptcy Court and to the reduction in Purchase Price contemplated by
Section 8.4(d), the Purchaser shall, on or prior to the Closing, cure or provide the Sellers with the means necessary to cure any and all monetary defaults and breaches under and satisfy (or, with respect to any Assumed Liability or obligation that cannot be rendered non-contingent and liquidated prior to the Closing Date, make effective provision reasonably satisfactory to the Bankruptcy Court for satisfaction from funds of the Purchaser) any Assumed Liability or obligation that must be so satisfied so that such Assumed Contracts may be assumed by the Sellers and assigned to the Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement (including, without limitation, Section 1.3). Purchaser and each Seller agree that each of them will promptly take such actions as are reasonably necessary to obtain the Sale Order.

          SECTION 5.04. Surveys. The Sellers will provide Purchaser full and adequate legal descriptions of each parcel of real property listed on
Section 3.13(a) of the Seller Disclosure Letter within thirty (30) days following the date hereof. The Purchaser shall have the right to conduct title searches and obtain title insurance policies on each parcel of Sellers' owned real property and, at Purchaser's request and expense, Sellers shall fully cooperate with the Purchaser in those efforts.

          SECTION 5.05. Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Sellers and the Purchaser shall (a) promptly make all filings and submissions under the HSR Act, (b) use all commercially reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which material consents, approvals, permits, or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States and the several states or the District of Columbia, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations, and (c) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things reasonably necessary or appropriate to consummate the Contemplated Transactions, as soon as practicable. In connection with the foregoing, the Sellers will promptly provide the Purchaser, and the Purchaser will promptly provide the Sellers, with copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to all filings and submissions required hereunder. The parties acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers, or similar third party actions that are material to the consummation of the Contemplated Transactions, and each party agrees to take all commercially reasonable actions as are necessary, to complete such notifications and obtain such clearances, approvals, waivers, or third party actions, except if such consequence, event, or occurrence would have a Purchaser Material Adverse Effect or a Seller Material Adverse Effect, as the case may be.

          SECTION 5.06. Communications Licenses. Each Seller shall use its commercially reasonable efforts not, by any act or omission, to surrender, or to permit an adverse modification of, forfeiture of, or failure to renew under regular terms, any of the Communications Licenses, cause the FCC or any other governmental authority to institute any proceeding for the revocation, suspension, or modification of any such authorization, or to fail to prosecute with due diligence any pending applications with respect to Communications Licenses, including any renewals thereof.

Each Seller shall make all filings and reports and pay all fees necessary or reasonably appropriate for the continued operation of the Business, as and when such approvals, consents, permits, licenses, filings, or reports or other authorizations are necessary or appropriate.

          SECTION 5.07. FCC Applications/State PUC Applications. (a) As promptly as practicable, and in any event within 20 Business Days, after the execution and delivery of this Agreement, the parties shall prepare all appropriate applications for FCC approval, and such other documents as may be required, with respect to the assignment of each of the Seller's FCC Licenses set forth in Section 3.10(a) of the Seller Disclosure Letter to the Purchaser (collectively, the "FCC Applications"). As soon as practicable after the execution and delivery of this Agreement, the parties shall file, or cause to be filed, the FCC Applications. If the Closing shall not have occurred for any reason within any applicable initial consummation period relating to the FCC's grant of the FCC Applications, and neither the Sellers nor the Purchaser shall have terminated this Agreement pursuant to Sections 8.1, 8.2, 8.3 or 8.4, the Purchaser and the Sellers shall jointly request one or more extensions of the consummation period of such grant.

          (b) The Purchaser and the Sellers shall cooperate to determine a plan to expeditiously obtain applicable governmental approvals, clearances, consents and authorizations necessary to effectuate the Contemplated Transactions. Subject to the determination of such plan, as promptly as practicable, and in any event within 20 Business Days, after the execution and delivery of this Agreement, the parties shall prepare all required applications for approval by State PUCs, and such other documents as may be required, with respect to the assignment of such Seller's State PUC Licenses and Customer Base (as defined herein) set forth in Section 3.10(a) of the Seller Disclosure Letter (collectively, the "State PUC Applications"). As soon as practicable after the execution and delivery of this Agreement, the parties shall file, or cause to be filed, the State PUC Applications. If the Closing shall not have occurred for any reason within any applicable consummation period relating to any State PUC's grant of any State PUC Application, and neither the Purchaser nor any of the Sellers shall have terminated this Agreement pursuant to Sections 8.1, 8.2, 8.3 or 8.4, the Purchaser and the Sellers shall jointly request one or more extensions of the consummation period of such grant.

          (c) Each of the Purchaser and the Sellers shall bear its own expenses in connection with the preparation and prosecution of the FCC Applications and the State PUC Applications. The Purchaser and the Sellers shall each use their commercially reasonable efforts to prosecute the FCC Applications and the State PUC Applications in good faith and with due diligence before the FCC and the State PUCs and in connection therewith shall take such action or actions as may be necessary or reasonably required in connection with the FCC Applications and the State PUC Applications, including furnishing to the FCC and the State PUCs any documents, materials, or other information requested by the FCC and the State PUCs in order to obtain such approvals as expeditiously as practicable and, in the case of the Sellers, notifying the Purchaser of any material adverse events with respect to any of the Communications Licenses, any of the Sellers' Customer Base, or any of the FCC Applications or State PUC Applications. No party hereto shall knowingly take, or fail to take, any action if the intent or reasonably anticipated consequence of such action or failure to act is, or would be, to cause the FCC, any State PUC, or other regulatory authority not to grant approval of any FCC Application or of any State PUC Application or materially delay either such approval or the consummation of the assignment of Communications Licenses and Customer Base of the Sellers.

          SECTION 5.08. Public Announcements. The Purchaser, on the one hand, and the Sellers, on the other hand, agree that they will not issue any press release or respond in writing to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other parties (which approval will not be unreasonably withheld), except as may be required by applicable law, the Bankruptcy Court or any requirement of any stock exchange or inter-dealer quotation system on which the stock of either party is listed or quoted.

          SECTION 5.09. Bankruptcy Actions. Within three (3) Business Days following the date of this Agreement, the Sellers will file with the Bankruptcy Court a copy of this Agreement and a form of Sale Order, in form and substance reasonably satisfactory to the Purchaser, seeking the Bankruptcy Court's approval of this Agreement, the Sellers' performance under this Agreement, and the assumption and assignment of the Assumed Contracts. The Sellers and the Purchaser shall use their commercially reasonable efforts to obtain entry of the Sale Order.

          SECTION 5.10. Tax Returns and Filings; Payment of Taxes. Each Seller (or GST on its behalf) shall prepare all of its Tax Returns for all periods and shall be responsible for paying all of its Taxes for all periods (or portions thereof) ending on or prior to the Closing Date. At Closing, the Sellers shall provide Purchaser with tax clearance certificates (to the extent available) or other reasonable assurances of Sellers' payment of any and all accrued but unpaid sales, use, value-added, property or other similar state or local taxes relating to any such period, all in a form satisfactory to Purchaser, all as of the latest practicable date prior to Closing (all such amounts, the "Unpaid Tax Amounts"). Sellers' agreement to reduce the Purchase Price otherwise payable hereunder by an amount equal to such Unpaid Tax Amounts shall be considered reasonable assurance of payment for purposes of the foregoing.

          SECTION 5.11. Sellers' Use of GST's Name. Each Seller covenants that at the Closing, or as soon thereafter as is practicable (but in no event later than the ninetieth day after the Closing Date), it will not use any name, mark, logo, trade name, or trademark incorporating "GST Telecommunications, Inc." or "GST" in any business activity except as is necessary for the administration of the Chapter 11 Case and except in the conduct or operation of any Excluded Assets.

          SECTION 5.12. Tax Matters. The parties acknowledge that all personal property transfer, documentary, sales, use, registration, value-added and other similar Taxes (including interest, penalties and additions to Tax) incurred in connection with the Contemplated Transactions ("Transfer Taxes") assessable in the United States are exempt pursuant to
Section 1146 of the Bankruptcy Code.

          SECTION 5.13. Employment Matters. (a) Each of the Sellers shall use their commercially reasonable efforts to retain all of the employees engaged in the Business, and to maintain in good standing through the Closing all relationships and agreements with employees, independent contractors, or consultants necessary to the Business, in each case from the date hereof through the Closing Date and to cooperate with the Purchaser in hiring employees engaged in the Business who are offered employment by the Purchaser; provided, that the foregoing shall not require that any Seller offer any compensation or other incentives in addition to the compensation and benefits being provided or required to be provided as of the date of this Agreement.

          (b) The Sellers will terminate all Purchaser Hires as of the Closing Date. It is the intention of the

Purchaser to hire some, and perhaps all, of the persons employed by Sellers in the Business as of the Closing Date. Sellers agree that the Purchaser retains sole and complete discretion with respect to which employees of Sellers the Purchaser shall offer employment. From the date hereof through the Closing, the Sellers shall permit the Purchaser to communicate in writing with the Sellers' employees and consultants, at reasonable times and upon reasonable notice, concerning the Purchaser's plans, operations, business, customer relations, and general personnel matters and to interview the Sellers' employees and consultants and review the personnel records and such other information concerning the Sellers' employees and consultants as the Purchaser may reasonably request (subject to obtaining any legally required written permission of any affected employee or consultant and to other applicable law). The Sellers shall be solely responsible for any notification and liability under WARN relating to any termination of any of Seller's employees occurring on or after the date of this Agreement. Employees hired by the Purchaser effective on or after the Closing Date shall be referred to herein as a "Purchaser Hire." The Sellers shall indemnify and hold Purchaser harmless from any and all damages, liabilities, claims or expenses incurred by the Purchaser as a result of the failure of the Sellers to comply with any of the requirements of WARN, including applicable notice requirements. Sellers will provide Purchaser with copies of all notices to be given to employees regarding the Contemplated Transactions as promptly as practicable (and in the case of notices required by WARN or other statutes, at least five (5) Business
Days) in advance of giving such notice to employees.

          (c) Sellers will be responsible for all liabilities for employee or agent compensation and benefits accrued or otherwise arising out of services rendered prior to Closing or arising by reason of actual, constructive or deemed termination at Closing. Without limitation of the preceding sentence, on the Closing Date Sellers shall pay all of the Purchaser Hires engaged in the Business the full amount, if any, to which they may be entitled for any compensation or accrued benefits, including but not limited to vacation, sick leave or other leave, accrued bonuses and commissions, and for severance benefits. No accrued vacation, sick leave or other leave shall carry over to any employment of such employees by Purchaser.

          (d) The Purchaser will recognize all years of service of the Purchaser Hires with the Sellers for purposes of eligibility to participate in and to vest under those employee benefit plans, within the meaning of
Section 3(3)
of ERISA, of the Purchaser in which the Purchaser Hires are eligible to participate in after the Closing Date. The Purchaser shall recognize all years of service of the Purchaser Hires with the Seller for purposes of vacation accrual under the Purchaser's vacation policies, subject to the pro-rating schedules applicable to new employees of Purchaser as described in Purchaser's "Paid Time Off" policy. The Purchaser shall cause all pre-existing condition exclusions under any medical and dental plans made available by the Purchaser to Purchaser Hires to be waived in respect of such employees and dependents, but only to the extent Seller's medical and dental plans recognize such Purchaser Hires and their dependents as having satisfied any pre-existing conditions exclusion under Seller's medical and dental plans. The Purchaser shall take commercially reasonable efforts to ensure that the medical and dental plans made available by Purchaser to Purchaser Hires credit such Purchaser Hires' and their dependents with the amount of deductibles satisfied under the Sellers' medical and dental plans in the same plan year.

          (e) The Purchaser shall be responsible for providing continuation coverage as required by COBRA, under a group health plan maintained by the Purchaser, to those employees of the Sellers engaged in the Business and other qualified beneficiaries under COBRA with respect to such employees, who have a COBRA qualifying event (due to termination of employment with the Sellers or otherwise) prior to or in connection with the transactions contemplated by this Agreement (the "Continuees"). The Purchaser shall indemnify and hold Seller harmless from any and all damages, liabilities, claims or expenses incurred by the Seller as a result of the failure of the Purchaser to comply with any of the requirements of COBRA, including applicable notice requirements.

          (f) No provision of this Section 5.13 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either the Business, the Purchaser any of its Affiliates and no provision of this Section 5.13 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any of Seller's Plans or any plan or arrangement which may be established by the Purchaser or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of the Purchaser or any of its Affiliates.

          (g) Purchaser shall assume all responsibilities and take all action necessary to obtain any required H-1 Visas for any Purchaser Hires.

          SECTION 5.14. Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions, including using all commercially reasonable efforts to obtain all necessary waivers, consents, and approvals in connection with the Governmental Requirements and to effect all necessary registrations and filings and to obtain all Required Contractual Consents.

          SECTION 5.15. Hawaii Assets. Sellers shall use commercially reasonable efforts to obtain all third party consents, if any, that may be required from AT&T, GTE or any other party in order to convey the Hawaii Assets to the Purchaser. At Sellers' request, the Purchaser shall use commercially reasonable efforts to assist Sellers in these efforts. Sellers' ability to convey the Hawaii Assets to the Purchaser shall not be a condition precedent to the obligation of Purchaser under Section 7.3 to effect the Contemplated Transactions, but if Sellers are unable to convey all Hawaii Assets to the Purchaser at Closing in accordance herewith, either by obtaining any necessary consents or pursuant to an order of the Bankruptcy Court, the Purchase Price otherwise payable hereunder shall be reduced by $30,000,000

                                 ARTICLE VI

                     ADDITIONAL POST-CLOSING COVENANTS

          SECTION 6.01. Further Assurances. In addition to the provisions of this Agreement, from time to time after the Closing Date, the Sellers and the Purchaser will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer, or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the conveyance and transfer of the Assets to the Purchaser and the assumption of the Assumed Liabilities by the Purchaser.

          SECTION 6.02. Books and Records; Personnel. For a period ending upon the earlier of (i) the seventh (7th) anniversary of the Closing Date (or such later date as may be required by any governmental or regulatory body or authority or ongoing Legal Proceeding) and (ii) the closure of the Chapter 11 Case:

          (a) Unless the Purchaser shall first give 60 days prior written notice to Sellers, the Purchaser shall not dispose of or destroy any of the business records and files of the Business other than in connection with a sale or other disposition of the Business or any portion thereof. If the Purchaser wishes to dispose of or destroy such records and files after that time, it shall first give sixty (60) days prior written notice to the Sellers and the Sellers shall have the right, at their option and expense, upon prior written notice to the Purchaser within such sixty-day period, to take possession of the records and files within ninety (90) days after the date of the notice from the Sellers. After that time, Purchaser may dispose of or destroy any such records at its discretion.

          (b) The Purchaser shall allow the Sellers and any of their directors, officers, employees, legal counsel, financial advisors, representatives, accountants, and auditors (collectively, "Sellers Representatives") access to all business records and files of the Sellers or the Businesses that are transferred to the Purchaser in connection herewith, that are reasonably required by such Seller Representative in the administration of the Chapter 11 Case anticipation of, or preparation for, any existing or future Legal Proceeding involving a Seller, Tax Return preparation, litigation, or Excluded Liability, during regular business hours and upon reasonable notice at the Purchaser's principal place of business or at any location where such records are stored, and the Sellers Representatives shall have the right to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Purchaser's business or operations.

          (c) For a period not to exceed eighteen months, the Purchaser shall provide the Sellers Representatives with office space at the place of business where the business records relating to the Assets are retained from which to conduct and conclude the Chapter 11 Case, together with access to telephone, telefax, copy and similar office equipment; provided, that the provision of such space and equipment shall not interfere with the normal conduct of the Purchaser's business or operations and that the cost of such provisions are de minimus, as determined by Purchaser in good faith.

          SECTION 6.03. Third Party Rights. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of a Seller or any other persons or entities (including any beneficiary or dependent thereof), in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever, and no provision of this Agreement shall create such third party beneficiary rights in any such persons or entities in respect of any benefits that may be provided, directly or indirectly, under any Seller Plan.

          SECTION 6.04. Employee Withholding. The Sellers agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to filing and furnishing IRS Forms W-2, W-3, W- 4, W-5, and 941, (a) the Sellers shall report on a "predecessor-successor" basis, as set forth therein, (b) the Sellers shall be relieved from furnishing Forms W-2 to any of the Purchaser Hires, and
(c) the Purchaser shall assume the obligations of the Sellers to furnish such Forms W-2 to any such Purchaser Hires for the year in which the Closing occurs; provided, that, in each case Sellers shall fully cooperate with Purchaser in such transition procedures by supplying Purchaser with all relevant wage and withholding information in respect of periods prior to Closing on a timely basis.

          SECTION 6.05. Continued Cooperation. If the Closing occurs at a time when not all Regulatory Approvals have been obtained, the parties shall (i) continue to abide by their obligations hereunder to obtain all Regulatory Approvals, and (ii) cooperate in continuing to operate the Business, to the extent commercially practicable, in the ordinary course in those states with respect to which Regulatory Approvals have not been obtained, with the Purchaser receiving the economic benefits of such operation.

          SECTION 6.06. Transitional Services. The parties (including Sellers' successors) shall negotiate in good faith transitional services agreements providing the Sellers (including Sellers' successors) with access to certain services and facilities of the Business following Closing (for a period not exceeding 180 days except as provided below) in support of the Excluded Assets in return for which the Purchaser shall receive fair compensation (which is expected to include a mark-up above actual costs). The parties expect that such agreement(s) will cover services such as billing (training and system support), network alarm monitoring, CARE account record exchange support, customer service, various types of technical training, application and database support, switch translation, sharing of network access (with respect to Hawaii, facilitating access by the Hawaii Owners to the landing sites for the Hawaii inter-island fiber network in the event that they cannot obtain that access directly through AT&T or GTE), network capacity to service the portion of Sellers' long distance resale business constituting Excluded Assets and leased space and maintenance . Sellers or their successors may extend the transitional services to they extent they support the hospitality/operator services businesses and the services with respect to access to the Hawaii landing sites for an additional 180 days at their option, subject only to Purchaser's right to discontinue providing any network or switch capacity after the initial 180-day period if Purchaser's continued provision of those services to Sellers or their successors would result in capacity constraints that would adversely affect Purchaser's sales of services to its customers.

          SECTION 6.07. Undisclosed Contracts. Notwithstanding anything
Section 1.2(b) hereof, if after Closing, the Purchaser discovers any executory contract of any of the Sellers that was not included in the list of executory contracts disclosed to Purchaser and filed with the Bankruptcy Court prior to Closing then, at the Purchaser's request, Sellers shall take such steps as are necessary to cause such contract to be assumed by, and assigned to, the Purchaser, with any cure costs associated therewith to be borne by Sellers.

          SECTION 6.08. Maintenance of Cable Sheath. Purchaser will assume GST's maintenance contract with Tyco (or enter into a new contract with Tyco or other qualified party) for maintenance of the cables included in the cable sheath described in Section 1.1(p). The Purchaser's obligation to provide such maintenance for cables it does not own is subject to Sellers (and each of successors or assigns of the cables included in such sheath that constitute Excluded Assets, referred to herein as "Hawaii Owners") sharing the cost of such maintenance contract with Purchaser on a per-fiber basis.

                                ARTICLE VII

                            CONDITIONS PRECEDENT

          SECTION 7.01. Conditions Precedent to Obligations of the Sellers and the Purchaser. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement, which action shall not have been withdrawn or terminated without requiring the Purchaser to dispose of or divest any of its assets or businesses (including, without limitation, any material Asset or Business following the Closing), or discontinue or refrain from conducting any of its operations or those acquired hereunder;

          (b) no statute, rule, regulation, executive order, decree, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any federal or state court or governmental authority that prohibits, restrains, enjoins, or restricts the consummation of the transactions contemplated by this Agreement that has not been withdrawn or terminated;

          (c) no claim, action, suit, arbitration, inquiry, proceeding or investigation (each, an "Action") shall have been commenced by or before any United States federal, state, or local or any foreign government, governmental, regulatory, or administrative authority, agency, or commission or any court, tribunal or judicial or arbitral body against the Purchaser or any Seller, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.1(c) shall not apply to any party that has directly or indirectly solicited or encouraged any such Action; and

          (d) all consents (including consents to assignments of permits and rights of way), waivers, approvals, certificates, and other authorizations required to be obtained from the FCC, including the FCC Applications, or from any other governmental authority asserting jurisdiction over the Purchaser, the Sellers or one of their subsidiaries, including the State PUC Applications (collectively, the "Regulatory Approvals") that are required in order to consummate the Contemplated Transactions or to permit Purchaser to operate the Business as currently conducted or planned to be conducted, shall have been obtained by a Final Order (or either (i) waived in whole or in part in a writing executed by the parties hereto, unless such a waiver is prohibited by law, or (ii) if applicable, the Purchaser shall have received adequate assurances satisfactory to it that all such approvals, clearances, consents, and authorizations will be given) and all parties shall have complied with the conditions, if any, imposed in connection with the grant of the Regulatory Approvals (provided that the Purchaser shall not be required to accept or comply with any condition that would be unreasonably burdensome or that would have an adverse effect on it or on the value of the relevant Asset(s) and shall not be obligated to effect the Contemplated Transactions if such conditions are imposed). Other than those which in the aggregate do not result in a Seller Material Adverse Effect, all filings and notices required to be made by the Sellers prior to the consummation of the Contemplated Transactions shall have been made.

          SECTION 7.02. Conditions Precedent to Obligation of the Sellers. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

          (a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date, the representations and warranties of the Purchaser contained in this Agreement that are qualified with respect to materiality (i.e., with respect to the occurrence or likely occurrence of a Purchaser Material Adverse Effect or materiality) shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made at and as of such dates, except with respect to representations and warranties which speak as to an earlier date, which shall be at and as of such dates, and the Sellers shall have received a certificate signed by an officer of the Purchaser as to the satisfaction of this condition; and

          (b) the Sale Order shall have been entered by the Bankruptcy Court in substantially the form contemplated by this Agreement (unless the Sellers shall have agreed to modify such form) and shall not have been reversed, stayed, modified, or amended in any manner materially adverse to the Sellers and shall have become a Final Order.

          SECTION 7.03. Conditions Precedent to Obligation of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions (compliance with which or the occurrence of which may be waived in whole or in part in a writing executed by the Purchaser, unless such a waiver is prohibited by law):

          (a) each Seller shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing Date, the representations and warranties of the Sellers contained in this Agreement that are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made at and as of such dates, except with respect to representations and warranties which speak as to an earlier date, which shall be at and as of such date; and the Purchaser shall have received a certificate signed by an officer of each of the Sellers as to the satisfaction of this condition;

          (b) the Sale Order shall have been entered by the Bankruptcy Court in substantially the form contemplated by this Agreement and shall not have been reversed, stayed, modified, or amended in any manner materially adverse to the Purchaser;

          (c) the Sellers shall have obtained the Required Contractual Consents material to the Business;.

                                ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of the Purchaser and the Sellers.

          SECTION 8.02. Termination by Either the Purchaser or the Sellers. This Agreement may be terminated at any time prior to the Closing Date by either the Purchaser or the Sellers if
(a) a United States federal or state court of competent jurisdiction or United States federal or state governmental regulatory or administrative agency or commission shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and either (i) thirty (30) days shall have elapsed from the issuance of such order, decree, or ruling or other action and such order, decree, or ruling or other action has not been removed or (ii) such order, decree, ruling, or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all reasonable efforts to remove such injunction, order, or decree, or (b) the Closing Date shall not have occurred on or before December 1, 2000; provided, however, that neither party may terminate this Agreement pursuant to this Section 8.2(b) on or before February 1, 2001 if the conditions to the Purchaser's obligations to consummate the transactions contemplated hereunder have not been satisfied on or prior to December 1, 2000 solely on account of the failure to receive the Regulatory Approvals; and provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing Date to have occurred on or prior to such date.

          SECTION 8.03. Termination by the Sellers. This Agreement may be terminated at any time prior to the Closing Date by action of the Boards of Directors of the Sellers if (a) there has been a breach by the Purchaser of any representation or warranty contained in this Agreement that is qualified as to materiality or a material breach of any representation and warranty that is not so qualified, which breach is not curable, or if curable, is not cured within thirty (30) days after written notice of such breach is given by any Seller to the Purchaser; or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Purchaser, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by any Seller to the Purchaser.

          SECTION 8.04. Termination by the Purchaser. This Agreement may be terminated at any time prior to the Closing Date by the Purchaser if (a) there has been a breach by any Seller of any representation or warranty contained in this Agreement that is qualified as to materiality or a material breach of any representation and warranty that is not so qualified, which breach is not curable, or if curable, is not cured within thirty (30) days after notice of such breach is given by the Purchaser to the Sellers; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any Seller, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Purchaser to the Sellers; (c) the Sale Order shall not have been entered by the Bankruptcy Court on or before September 15, 2000 in substantially the form contemplated by this Agreement; (d) the aggregate sum of the Cure Amounts (including any Pre-Closing Cure Amounts required to be paid to Sellers as an increase in purchase price pursuant to Section 1.3(a)(ii)), the Customer Credit Amounts, the HLHZ Payment Obligations, plus the Post- Petition Administrative Expenses (such aggregate sum, the "Actual Assumed Expenses") exceeds $50,000,000 (collectively, the "Cap") and the Sellers shall not have agreed to amend this Agreement to reduce the Purchase Price by such excess; (e) the Sellers shall not have executed and delivered a completed and amended Seller Disclosure Letter to Purchaser by the close of business September 11, 2000, together with a notice indicating that such letter is being delivered pursuant to this Section 8.4(e); or (f) by the open of business on September 14, 2000, Purchaser shall notify GST in writing that it is not satisfied with such completed Seller Disclosure Letter and is terminating this Agreement pursuant to this Section 8.4(f).

          SECTION 8.05. Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article VIII, written notice thereof shall as promptly as practicable be given to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Sellers, the Purchaser, or their respective officers, directors, and affiliates, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to Sections 5.8, 8.5, 8.6, 11.4, 11.5 and 11.6,
Article X and the Confidentiality Agreement and except, in the case of the Purchaser, the forfeiture of the Deposit, as applicable, in accordance with
Section 1.5 and (b) all filings, applications, and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or Person to which made.

          SECTION 8.06. Termination Fee. The Sellers acknowledge and agree that Purchaser may be entitled to a "Termination Fee" in accordance with the form of order that was agreed by the parties and that was submitted to the Bankruptcy Court by the Sellers' on September 11, 2000, and Sellers and Purchaser expressly agree to abide by such the terms therein and the Sellers acknowledge and agree that such agreement by Sellers is a material inducement to Purchaser's execution of this Agreement.

                                ARTICLE IX

                           DELIVERIES AT CLOSING

          Sellers' Deliveries at Closing. In addition to the other things required to be done hereby, at the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

          (a) all documents, certificates, and agreements reasonably necessary to transfer to the Purchaser all of each Seller's right, title and interest in, to and under all of the Assets, free and clear of any and all Encumbrances thereon, including:

          (b) a duly executed Assignment and Assumption Agreement, in customary form mutually agreeable to the parties; and

          (c) an assignment of lease, dated as of the Closing Date, with respect to each Assumed Contract that is a lease, in form reasonably acceptable to the Purchaser, together with any necessary transfer declarations or other filings (and in recordable form if required by the Purchaser); and

          (d) certified copies of all orders of the Bankruptcy Court pertaining to the Contemplated Transactions, including the Sale Order.

          SECTION 9.02. Purchaser's Deliveries at Closing. In addition to the other things required to be done hereby, at the Closing, the Purchaser shall deliver, or cause to be delivered, to the Sellers the following:

          (a) a certificate dated the Closing Date and validly executed on behalf of the Purchaser to the effect that the conditions set forth in
     Section 7.2(a) have been satisfied;

          (b) a copy of the resolutions of the Board of Directors of the Purchaser, or similar enabling document, authorizing the execution, delivery, and performance hereof by the Purchaser, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

          (c) a duly executed Assignment and Assumption Agreement, in customary form mutually agreeable to the parties.

          SECTION 9.03. Required Documents. All documents to be delivered by the Sellers or to be entered into by the Sellers and the Purchaser necessary to carry out the transactions contemplated by this Agreement or contemplated by the terms of this Agreement shall be reasonably satisfactory in form and substance to the Purchaser and counsel to the Purchaser and all documents to be delivered by the Purchaser necessary to carry out the transactions contemplated by this Agreement or to be entered into by the Sellers and the Purchaser necessary to carry out the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Sellers and counsel to the Sellers.

                                 ARTICLE X

                              INDEMNIFICATION

          Indemnification by Purchaser. Purchaser covenants and agrees to indemnify and hold harmless each Seller, its officers, directors, employees, agents, legal counsel, advisers, representatives and Affiliates (collectively, the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses resulting from or arising out of:

          (a) any inaccuracy in any representation or warranty by Purchaser made or contained in this Agreement;

          (b) any failure of Purchaser to perform any covenant or agreement made or contained in this Agreement or fulfill any other obligation in respect thereof;

          (c) the Assumed Liabilities;

          (d) the operation of the Business by Purchaser or Purchaser's ownership, operation or use of the Assets on or after the Closing Date;

     except, in the case of clauses (c) and (d), to the extent such Losses result from or arise out of the Excluded Assets or Excluded
     Liabilities.

          SECTION 10.02. Losses Net of Insurance, Etc. The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts actually recovered or recoverable by any Seller Indemnitees under insurance policies with respect to such Loss, but shall not be net of any tax benefit or cost with respect thereto.

          SECTION 10.03. Termination of Indemnification. The obligations to indemnify and hold harmless any party (a) pursuant to clause (a) of Section 10.1, shall terminate upon the Closing and (b) pursuant to the other clauses of Section 10.1, shall terminate at the expiration of the applicable statute of limitations.

          SECTION 10.04. Indemnification Procedures. (a) Any Seller Indemnitee entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding by any third party (a "Third Party Claim") with respect to which a claim for indemnification may be made pursuant to this
Article X, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Article X, except to the extent the indemnifying party is actually materially prejudiced thereby, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article X. In case any Third Party Claim is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation;

provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any Third Party Claim which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability arising out of such action or claim. Anything in the foregoing to the contrary notwithstanding,
(1) notice given by Purchaser to GST shall constitute valid notice to all Seller Indemnitees, and (2) with respect to any Third Party Claim with respect to which more than one Seller Indemnitee is an indemnified party or potential indemnified party, all such Seller Indemnitees shall select a single Seller Indemnitee to act as representative for all such Seller Indemnitees with respect to such Third Party Claim, and (x) such representative shall be authorized to make authorizations and consents on behalf of each such Seller Indemnitee, and (y) Purchaser shall, with respect to all matters relating to such Third Party Claim, be entitled to rely on the statements, authorizations and consents of such representative as being the statement, authorization or consent of each such Seller Indemnitee.

          (b) Anything to the contrary in this Section 10.4 notwithstanding: (i) Purchaser shall be entitled to assume and control the defense in all respects, including with respect to settlement, with counsel selected by Purchaser and (ii) Sellers shall facilitate such assumption and control by Purchaser, which facilitation shall include the prompt delivery, and in any event the delivery within five

Business Days after receipt by any Seller or Affiliate thereof of a request therefor, copies of all notices and documents (including court papers) received by any Seller or Affiliate thereof to the extent relating to the Third Party Claim and any power of attorney reasonably requested by Purchaser Indemnitee with respect to such Third Party Claim.

          (c) In the event any indemnified party should have an indemnification claim against any indemnifying party under the Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party, except to the extent that the indemnifying party has been actually prejudiced by such failure. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in the Bankruptcy Court or, if the Bankruptcy Court declines to resolve or take jurisdiction over such dispute in an appropriate court of competent jurisdiction.

          SECTION 10.05. Indemnity Payments. In the event Purchaser agrees to or is determined to have any obligation to indemnify any Seller Indemnitee pursuant to this Article X, Purchaser shall promptly pay to the Sellers by wire transfer of immediately available funds to the account or accounts designated by the Sellers.


                                 ARTICLE XI

                             GENERAL PROVISIONS

          Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of three (3) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall he specified by like notice):

          (a) If to the Purchaser, to:

              Time Warner Telecom Inc.
              10475 Park Meadows Drive
              Littleton, CO  80124
              Telecopy:        (303) 566-1010
              Attention:       Paul Jones, Esq. and
                               Tina Davis, Esq.

              with copies to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, NY  10019-6064
              Telecopy:        (212) 373-2077
              Attention:       Judith R. Thoyer, Esq. and
                               Douglas R. Davis, Esq.

          (b) If to any Seller prior to Closing, to it:

              c/o GST Telecom, Inc.
              4001 Main Street
              Vancouver, Washington 98663
              Telephone: (360) 356-2831
              Telecopy:  (360) 883-8653
              Attention:       Bruce D. Becker and
                               Rennie Hicks

              with a copy to:

              Latham & Watkins
              Sears Tower, Suite 5800
              Chicago, IL  60606
              Telephone: (312) 876-7700
              Telecopy:  (312) 993-9767
              Attention:       David S. Heller, Esq. and
                               Richard S. Meller, Esq.

                       and

              Milbank, Tweed, Hadley & McCloy LLP
              601 South Figueroa Street, 30th Floor
              Los Angeles, CA  90017
              Telephone: (213) 892-4000
              Telecopy:  (213) 629-5063
              Attention:       Paul S. Aronzon, Esq.

          (c) If to any Seller following Closing, to it at such address(es) as shall be specified in writing delivered to the Purchaser, in each case with a copy to:

             Latham & Watkins
             Sears Tower, Suite 5800
             Chicago, IL  60606
             Telephone: (312) 876-7700
             Telecopy:  (312) 993-9767
             Attention:       David S. Heller, Esq. and
                              Richard S. Meller, Esq.

         and

             Milbank, Tweed, Hadley & McCloy LLP
             601 South Figueroa Street, 30th Floor
             Los Angeles, CA  90017
             Telephone: (213) 892-4000
             Telecopy:  (213) 629-5063
             Attention:       Paul S. Aronzon, Esq.

          SECTION 11.02. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.03. Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits, the Seller Disclosure Letter, the Purchaser Disclosure Letter, the Confidentiality Agreement, and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, including, without limitation, any transaction between the parties hereto, and (b) shall not be assigned by operation of law or otherwise; provided, however, that the Purchaser may assign its rights and obligations hereunder to any Subsidiary, but: (a) the Purchaser shall not be relieved of its obligations hereunder as a result of such assignment; and (b) to the extent any such assignment by the Purchaser relates to the assignment by any Seller of an executory contract or unexpired lease hereunder and occurs prior to Closing such that, at Closing, this Agreement will provide for Sellers' assignment of such executory contract or unexpired lease to a party other than the Purchaser, such assignment by the Seller shall be subject to all applicable provisions of the Bankruptcy Code. Notwithstanding anything to the contrary contained herein, Purchaser may assign its rights and obligations hereunder in respect of Assets to one or more third parties; provided, that, (x) such assignment does not, in the aggregate with all other such assignments, constitute an assignment of the right to purchase all or substantially all of the Assets; (y) such assignment does not relieve Purchaser of its obligations hereunder and does not delay the Closing or reduce the purchase price paid to Sellers hereunder; and (z) to the extent any such assignment by the Purchaser relates to the assignment by any Seller of an executory contract or unexpired lease hereunder and occurs prior to Closing such that, at Closing, this Agreement will provide that Sellers' assignment of such executory contract or unexpired lease to a party other than the Purchaser, such assignment by the Seller shall be subject to all applicable provisions of the Bankruptcy Code.

          SECTION 11.04. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction.

          SECTION 11.05. Venue and Retention of Jurisdiction. All actions brought, arising out of, or related to the Contemplated Transactions shall be brought in the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to determine any and all such actions.

          SECTION 11.06. Expenses. Except as otherwise provided herein, whether or not the actions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

          SECTION 11.07. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

          SECTION 11.08. Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          SECTION 11.09. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

          SECTION 11.10. Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.11. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to all other remedies available at law or in equity.

          SECTION 11.12. Non-survival of Representations, Warranties and Agreements. All representations, warranties and (except as set forth in the following sentence) covenants set forth in this Agreement or in any certificate, document or other instrument delivered in connection herewith other than those covenants and agreements set forth in Article X hereof, which shall terminate in accordance with Section 10.3, shall terminate at the earlier of (i) the Closing and (ii) termination of this Agreement in accordance with Article VIII hereof. Only those covenants that contemplate actions to be taken or obligations in effect after the Closing or termination of this Agreement, as the case may be, shall survive in accordance with their terms and to the extent so contemplated.

          SECTION 11.13. No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that the Sellers are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in Article III above. It is understood that, except to the extent otherwise expressly provided herein, the Purchaser takes the Assets "as is" and "where is."

                                ARTICLE XII

                                DEFINITIONS

          Defined Terms. As used herein, the terms below shall have the following meanings.

          "Acquisition Subsidiary" has the meaning set forth in Section
2.03.

          "Actual Assumed Expenses" has the meaning set forth in Section
8.04.

          "Action" has the meaning set forth in Section 7.01(c).

          "Agreement" has the meaning set forth in the Preamble.

          "Assets" has the meaning set forth in Section 1.01.

          "Assignment and Assumption Agreement" means a Bill of Sale, Assignment and Assumption Agreement in such form as may be agreed to by the Purchaser and the Sellers.

          "Assumed Contracts" has the meaning set forth in Section 1.01(h).

          "Assumed Liabilities" has the meaning set forth in Section 1.03.

          "Bankruptcy Code" has the meaning set forth in the Recitals.

          "Bankruptcy Court" has the meaning set forth in the Recitals.

          "Bid" has the meaning set forth in the Order Approving Bidding Procedures with Respect to the Proposed Sale of Substantially All of the Debtors' Assets entered by the Bankruptcy Court on June 12, 2000.

          "Business" has the meaning set forth in the Recitals.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

          "Cap" has the meaning set forth in Section 8.04.

          "Chapter 11 Case" has the meaning set forth in the Recitals.

          "Closing" has the meaning set forth in Section 2.01.

          "Closing Date" has the meaning set forth in Section 2.01.

          "COBRA" has the meaning set forth in Section 1.03(c).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations (including those issued by the FCC) promulgated thereunder.

          "Communications License" or "Communications Licenses" have the meaning set forth in Section 3.10(a).

          "Confidentiality Agreement" means the Confidentiality Agreement, dated as of December 15, 1999 by and between Salomon Smith Barney Inc. on behalf of GST and the Purchaser.

          "Contemplated Transactions" has the meaning set forth in the Recitals.

          "Continuees" has the meaning set forth in Section 5.13(e).

          "Contracts" has the meaning set forth in Section 3.17.

          "Cure Amounts" has the meaning set forth in Section 1.03(a).

          "Customer Access Rights" has the meaning set forth in Section
3.19(d).

          "Customer Base" means those Persons to which Sellers provides telecommunication services.

          "Customer Contracts" means all customer contracts related to the Business including, without limitation, all customer contracts made available by Sellers for Purchaser's review prior to the date hereof, which includes all contracts with carrier customers, all co-location contracts and all contracts with the top 20 (by build revenue) non- carrier customers.

          "Deposit" has the meaning set forth in Section 1.05.

          "Encumbrances" has the meaning set forth in Section 1.01.

          "Environmental Laws" has the meaning set forth in Section 3.11.

          "ERISA" has the meaning set forth in Section 3.12(a).

          "ERISA Affiliate" has the meaning set forth in Section 3.12(a).

          "Excluded Assets" has the meaning set forth in Section 1.02.

          "Excluded Liabilities" has the meaning set forth in Section 1.04.

          "FCC" means the Federal Communications Commission.

          "FCC Applications" has the meaning set forth in Section 5.07(a).

          "FCC Licenses" has the meaning set forth in Section 3.10(a).

          "Final Order" shall mean an order or determination by the Bankruptcy Court, the FCC, or other regulatory authority (including State
PUCs) (x) that is not reversed, stayed, enjoined, set aside, annulled, or suspended within the deadline, if any, provided by applicable statute or regulation, (y) with respect to which no request for stay, motion or petition for reconsideration, application or request for review, or notice of appeal or other judicial petition for review that is filed within such period is pending, and (z) as to which the deadlines, if any, for filing any such request, motion, petition, application, appeal or notice, and for the entry by the FCC or other regulatory authority of orders staying, reconsidering, or reviewing on its own motion have expired.

          "GAAP" has the meaning set forth in Section 3.05.

          "Governmental Requirements" has the meaning set forth in Section
3.03.

          "GST" has the meaning set forth in the Preamble.

          "GST USA" has the meaning set forth in the Preamble.

          "Hawaii Assets" has the meaning set forth in Section 1.01(p).

          "Hawaii Owners" has the meaning set forth in Section 6.08.

          "HLHZ Payment Obligation" has the meaning set forth in Section
1.03(d).

          "HSR Act" has the meaning set forth in Section 3.03.

          "Intellectual Property" has the meaning set forth in Section
3.18(a).

          "IRS" means the Internal Revenue Service.

          "IRU" has the meaning set forth in Section 3.19(a).

          "Knowledge" means the actual knowledge of the persons named in
Section 12.01 of the Seller Disclosure Letter.

          "Legal Proceeding" means any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any governmental or regulatory body or authority.

          "Loss" or "Losses" means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

          "Material Decision" shall mean any of the following to the extent the same may affect the Assets, the Assumed Liabilities, or the Business following the Closing: (i) any entering into any material contract, including purchase orders the payment of which shall become due after the Closing, involving in excess of $250,000; (ii) any termination of any Assumed Contract that involves future payments in excess of $250,000; (iii) any material amendment or waiver of any of any Seller's rights in respect of any Assumed Contract (for purposes of this clause (iii), "material" shall mean a value in excess of $250,000); (iv) the acceptance of any material customer Assumed Contract that deviates in any material respect from the terms and conditions of current pricing policies; (v) any action to respond to any material customer or regulatory complaint outside of the normal course of business; (vi) any general communication with customers related to (A) the Business not made in the ordinary course of the Business or (B) the Contemplated Transactions; (vii) any material change of any Seller's methods of collecting Trade Receivables or any making or agreeing to make any settlement concerning a Trade Receivable in excess of $100,000; or (viii) a material change in pricing, promotional, marketing, or any other decision that would reduce in any material respect a Seller's customary profit margins; provided that for purposes of the application of this definition in Section 3.06, but only with respect to the period beginning June 30, 2000 and ending on the date hereof, all of the foregoing references to $250,000 shall be deemed to mean $500,000.

          "Network Facilities" has the meaning set forth in Section
3.19(e).

          "Permitted Encumbrances" means with respect to or upon any of the property or assets of the Sellers, whether owned as of the date hereof or thereafter, any (1) easement, encroachment or similar reservation which does not impair the current use, occupancy, or value, or the marketability of title, of such Asset and which would not individually (or in the aggregate with others) be reasonably expected to have a material adverse effect on the Business or the use or enjoyment of such Asset; (2) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of debt), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of the Business; (3) liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's, landlords', laborers', suppliers' and vendors' liens, incurred in good faith in the ordinary course of the Business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings as to which the Sellers shall, to the extent required by GAAP, have set aside on its books appropriate provision for liability; and (4) extensions, renewals and replacements of liens referred to in (1) through (3) of this sentence; provided, that any such extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement lien shall be in an amount not greater than the amount of the obligations secured by the original lien extended, renewed or replaced, none of which, individually or in the aggregate, have a Seller Material Adverse Effect upon the value of the property subject thereto or the use to which such property is presently put.

          "Permits" means all permits, licenses, franchises, certificates of occupancy, variances, exemptions, orders and other governmental authorizations, consents, waivers, registrations and approvals necessary to conduct the Business as presently conducted other than the Communications Licenses.

          "Person" means any natural person, firm, partnership, limited liability company, association, corporation, Seller, trust, business trust or other entity.

          "Petitions" has the meaning set forth in the Recitals.

          "Post-Petition Administrative Expenses" has the meaning set forth in Section 1.03(d).

          "Pre-Closing Cure Amounts" has the meaning set forth in Section
1.03(a).

          "Purchase Price" has the meaning set forth in Section 1.05.

          "Purchaser" has the meaning set forth in the Preamble.

          "Purchaser Disclosure Letter" has the meaning set forth in
Article IV.

          "Purchaser Hire" has the meaning set forth in Section 5.13(b).

          "Purchaser Material Adverse Effect" has the meaning set forth in
Section 4.03.

          "Regulatory Approvals" has the meaning set forth in Section
7.01(d).

          "Required Contractual Consents" has the meaning set forth in
Section 3.04.

          "Sale Order" means an order or orders of the Bankruptcy Court in substantially the form of Exhibit B, with such modifications as are acceptable to Purchaser.

          "SEC" means the Securities and Exchange Commission.

          "Seller" or "Sellers" have the meaning set forth in the Preamble.

          "Sellers' Boards Determination" has the meaning set forth in
Section 3.20.

          "Seller Disclosure Letter" has the meaning set forth in Article
III.

          "Seller Indemnitees" has the meaning set forth in Section 10.01.

          "Seller Material Adverse Effect" means any events, conditions or matters in respect of the Business (other than the filing of the Petitions and the pendency of the Chapter 11 Case and any proceedings with respect thereto) which would result in or would reasonably be expected to result in
(i) a material adverse effect on the properties, results of operations or condition (financial or otherwise) of the Business taken as a whole or (ii) a material adverse effect on the ability of the Sellers to perform their obligations hereunder.

          Without limiting the generality of the foregoing, any of the following shall be considered a Seller Material Adverse Effect: (x) the discovery of any damage, title defect or routing gap, or the termination or other loss of contractual rights, in or to the Network Facilities and Customer Access Rights which is not reasonably capable of cure or would reasonably be expected to cost more than $10,000,000, individually or in the aggregate, to repair, purchase, or construct in order to operate such Network Facilities and Customer Access Rights as intended or (y) any material interruption in significant functions of the Business, including, but limited to, customer service, billing or ordering functions, that has a continuing effect.

          "Seller Plan" or "Seller Plans" have the meaning set forth in
Section 3.12(a).

          "Sellers' Representatives" has the meaning set forth in Section
6.02(b).

          "Software" has the meaning set forth in Section 3.18(a)(v).

          "State Licenses" has the meaning set forth in Section 3.10(a).

          "State PUCs" shall have the meaning set forth in Section 3.10(a).

          "State PUC Applications" has the meaning set forth in Section
5.07(b).

          "Subsidiary" shall mean any subsidiary of the Purchaser.

          "Taxes" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

          "Tax Returns" means all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amended Tax Returns relating to Taxes.

          "Termination Fee" has the meaning set forth in Section 8.06.

          "Third Party Claim" has the meaning set forth in Section
10.04(a).

          "Trade Receivables" has the meaning set forth in Section 1.01(c).

          "Transfer Taxes" has the meaning set forth in Section 5.12.

          "WARN" has the meaning set forth in Section 1.03(b).

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                            SELLERS

                                            GST TELECOMMUNICATIONS, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Blodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST USA, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST PACIFIC LIGHTWAVE, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Blodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM CALIFORNIA, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                            GST TUCSON LIGHTWAVE, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Blodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM HAWAII, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM NEW MEXICO, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Blodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM TEXAS, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM NEVADA, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Blodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM IDAHO, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM WASHINGTON, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Blodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                            GST REALCO, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST NET, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Blodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST NET (AZ), INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM MICRONESIA, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Blodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST HUI KELEKA`A'KE, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST INTERNET, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                            GST TELECOM UTAH, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            HOL DEVELOPMENT, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM OREGON, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST INTERNATIONAL, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            WASATCH INTERNATIONAL NETWORK
                                            SERVICES, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            INTERNATIONAL TELEMANAGEMENT GROUP,
                                            INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                            GST SWITCHCO, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST EQUIPCO, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST HOME, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM COLORADO, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST CONSTRUCTION, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST GOVERNMENT SYSTEMS, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                            GST EQUIPMENT FUNDING, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            VIETELCO, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST CALL AMERICA, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            TRISTAR RESIDENTIAL COMMUNICATIONS
                                            CORP.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            TOTALNET COMMUNICATIONS, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM ARIZONA, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                            GST ACTION TELECOM, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST UNIVERSAL, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TELECOM PACIFIC, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST WHOLE EARTH NETWORKS, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST NETWORK FUNDING, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            ICON COMMUNICATIONS CORP.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                            GST FIBERNET LLC


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            KLP, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            GST TRANSFER, INC.


                                            By: /s/ Donald A. Bloodworth
                                                ----------------------------
                                                Name:  Donald A. Bloodworth
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer


                                            PURCHASER

                                                TIME WARNER TELECOM INC.


                                            By: /s/ Larissa L. Herda
                                                ----------------------------
                                                Name:  Larissa L. Herda
                                                Title: President and Chief
                                                       Financial Officer